EXHIBIT 6.6

ELINE TECHNOLOGIES SERVICE AGREEMENT


THE CUSTOMER AND ELINE TECHNOLOGIES INC., AGREE THAT ELINE TECHNOLOGIES WILL PERFORM OR OFFER, FOLLOWING RECEIPT OF APPROPRIATE CREDIT APPROVAL FOR CUSTOMER, CERTAIN SERVICES FOR THE CUSTOMER, ALL IN ACCORDANCE WITH THIS SERVICE AGREEMENT AND THE TERMS AND CONDITIONS THAT FOLLOW:

BILLING INFORMATION

RADIOTOWER.COM INC.
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                              Corporate Legal Name

VANCOUVER                             BC                              V6B 6E3
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City                               Province                         Postal Code

                                  PAUL VALKAMA
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                                  Contact Name
     (604) 605-1357                                              (604) 605-1358
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       Telephone                                                         Fax


ORDER SPECIFICATIONS

SERVICE:

100 mbps Ethernet Feed to Radio Tower and the Internet
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Website hosting of Radio Tower.com $150.00 (5 GB/month traffic)
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Additional site traffic will be charged at $30.00/1 GB or portion of
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TERMS:

12 Months service contract
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SPECIAL INSTRUCTIONS:

Radiotower.com office IP traffic will be billed as per Exhibit 1
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
THE TERMS AND CONDITIONS BELOW AND ALL ATTACHED SCHEDULES ARE AN INTEGRAL PART OF THEIS SERVICES AGREEMENT, ARE ENFORCEABLE AND BINDING, AS BETWEEN ELINE TECHNOLOGIES AND THE CUSTOMER HAVE BEEN READ BY THE CUSTOMER PRIOR TO EXECUTION OF THEIS SERVICES AGREEMENT.



ELINE TECHNOLOGIES INC.

BABAK MAGHFOURIAN                                             PRESIDENT
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Sales Representative                                        Title



    /s/ B. Maghfourian                                                Feb 1/2000
-------------------------                                             ----------
   Authorized Signature                                                  Date




CUSTOMER

PAUL VALKAMA                                                  FOUNDER
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Sales Representative                                        Title



    /s/ Paul Valkama                                                  Feb 1/2000
-------------------------                                             ----------
   Authorized Signature                                                  Date

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
WHEREAS, eLine Technologies INc. is a carrier connected to the Internet. eLine Technologies Inc. offers data transfer services and connectivity to the Internet.

WHEREAS, Client seeks to utilize the eLine Technologies Inc. network for its own purposes;

WHEREAS, the parties acknowledge that the Internet is neither owned nor controlled by any one entity; therefore, eLine Technologies Inc. can came no guarantee that any given user shall be able to access the eLine Technologies network at any given time. eLine Technologies represents that it shall make every good faith effort to ensure its network is available as widely as possible and with as little service interruption as possible.

NOW THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.   SERVICE

     1.1 Supplier agrees to supply the Services in accordance with and subject to the terms of this agreement. Client subscribes to receive such services form Supplier and agrees to comply with the terms and conditions contained in this agreement.

     1.2 Throughout the term of this agreement, Client may request in writing that services be made available at an additional Client site or may request that additional access feeds or upgraded access feeds to be provided at an existing Client site. To the extent Supplier can reasonably accommodate such requests, it shall provide a quote respecting the fees applicable for such request and specify targeted start date to Client.

2.   DATA TRANSMISSION

     2.1 Client may only use Suppliers service for lawful purpose. Transmission of any material in violation of federal, provincial or local regulation is prohibited. This may include, but is not limited to copyrighted material, material legally judge to be threatening or obscene and material protected by trade secrets.

     2.2 Violations of system of system network security are prohibited, and may result in criminal and civil liability. eLine Technologies will investigate incidents involving such violations and may involve and will cooperate with law enforcement if a criminal violation is suspected. System or network security violations include, but are not limited to, the following:

          o Unauthorized access to or use of data, systems or networks, including any attempt to probe, scan or test the vulnerability of a system or network or to breach security or authentication measures without express authorization of the owner of the system or network.

          o Unauthorized monitoring of data or traffic on any network or system without express authorization of the owner of the system or network

          o Interference with service to any user, host or network including, without limitation, mailbombing, flooding, deliberate attempts to overload a system and broadcast attacks.

          o Forging of any TCP-IP packet header or any part of the header information in an email or a newsgroup posting.

     2.3 Sending unsolicited mail messages, including, without limitations, commercial advertising and informational announcements, is explicitly prohibited. A user shall not use another site' mail server to relay mail without the express permissions of the site.

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

     2.4 Posting the same or similar message to multiple newsgroups (excessive cross-posting or multiple posting, also known as "SPAM") is explicitly prohibited.

     2.5 Supplier makes no warranties or representations of any kind, whether expressed or implied for the service it is providing. Supplier also disclaims any warranty of merchantability or fitness for particular purpose and will not be responsible for any damages that may be suffered by the Client, including loss of data resulting from delays, non-deliveries or service interruptions by any cause or errors. Use of any information obtained by way of Supplier is the Client's own risk, and eLine Technologies Inc. specifically denies any responsibility for accuracy or quality of information obtained through its services. Connection speed represents the speed of connection and does not represent guarantees of available end to end bandwidth.

     2.6 eLine Technologies Inc. specifically limits its damages to the Client for any non-accessibility time or other down time to the prorated monthly charge during the system unavailability. eLine Technologies Inc. specifically denies any responsibilities for any damages arising as a consequence of such unavailability.

3.   SERVICE PERFORMANCE:

     3.1 Each of the services has been designed for the respective performance targets, including target availability, set out in the relevant service exhibit. These targets do not include maintenance windows reserved to allow installation, system upgrades an to add or reconfigure Clients end users and other customers. The scheduled maintenance will be arranged based on Client information to minimize the interference with the Client's use of the services.

     3.2 In supplying the services, Supplier shall use all reasonable efforts to achieve the performance objects in respect of each Service. The performance objectives apply only to that portion of Services provided on the Supplier communication system and do not apply to any services utilizing or interconnecting with facilities provided by other service carriers.

     3.3 If in any full calendar month after service activation and during the term of this agreement, the Supplier fails to achieve the performance objectives for a service, the fees for such month shall be reduced to the pro-rata portion that the actual performance for that month is of the performance objective for such service.

4.   FEES

     4.1  Unless  otherwise  specified,   Client  agrees  to  pay  all  fees  as
          specified.

5.   CUSTOMER OBLIGATIONS

     5.1 Client shall ensure that every item of equipment utilized by client (if not Supplier owned) is technically and operationally compatible with Supplier equipment and the supplier communication system and complies with all governmental rules and regulation. Supplier shall not be obligated to link any Supplier equipment to any customer owned equipment which does not comply with these regulations and which the Supplier has not approved.

     5.2 Client, in utilizing the services, shall be responsible for ensuring that no such use adversely affects operation of Supplier communication systems.

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

6.   TERMINATION AND SUSPENSION OF SERVICE:

     6.1 Supplier may terminate, restrict or suspend the provisioning of serve to Client forthwith if any fees payable here under are not paid within ten (10) days of the due date, without notice; and if, 20 days after written notice has been received.

     6.2 Supplier may terminate, restrict or suspend the provisioning of serve to Client fails to comply with any of its obligations set forth under this agreement.

7.   RENEWAL OF TERM

     7.1 Unless otherwise specified the length of the contract shall be as specified in Exhibit 1.

     7.2 No later than 30 days prior to the end of the term, Supplier shall provide in writing to Client the terms upon which it is prepared to renew this Agreement for a further term and if Client indicates in writing to Supplier no later than 15 days to the end of such initial terms that it wishes to renew the agreement on the terms and conditions so specified by Supplier, this agreement, subject to all amendments thereto contained in the renewal notice from Supplier, shall renew for the further period set out in Supplier's original renewal notice. If Client fails to indicate its wish to renew upon such terms and within the time specified, this agreement shall terminate upon expiry of the initial term with no further rights of renewal.

     7.3 in the event that both parties are agreeable, this contract may be further renewed on an annual basis under the same or different conditions and prices.

8.   LIMITATION OF LIABILITY

     8.1 Where there are omissions, interruptions, delays, errors or defects in transmission or failures or defects in Supplier's facilities, Supplier's liability is limited to a refund of charges, on request, proportionate to the length of time the problem existed, commencing from the Supplier is advised of the problem. Supplier's entire liability for any claim arising from any cause whatsoever shall in no event exceed the monthly fees for the Services which give rise to the claim.

     8.2  The  remedies  set  out in the  agreement  are in  lieu  of all  other warranties, representations, conditions, guarantees and remedies regarding the services and the maintenance thereof and there are no other warranties, representation, conditions, guarantees or remedies of any kind whatsoever, either expressed or implied by law or customer, including but not limited to those regarding merchantability, fitness for purpose, design, condition or quality.

     8.3  Without in any manner  limiting  the express  limitation  contained in section 8, Supplier shall note liable to Client or any of its servants, agents, contractors, representatives or any third partied for:

          8.3.1   any  act of omission of   telecommunications   carrier   whose
                  facilities are used in establishing connection to points which Supplier does not directly serve;

          8.3.2 defamation or copyright infringement arising from material transmitted or received over Supplier's facilities;

          8.3.3 infringement of patents arising from combining or using Client provided facilities with Supplier's service; or

          8.3.4 any damages, loss of profits, loss of earnings, loss of business opportunities, real or personal property damage, personal injury or other loss or special or consequential damages arising directly or indirectly out of or in connection with the subject matter of this agreement, including, without limitations those arising form acknowledge delays or interruptions in service.

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

          8.3.5 The foregoing limitation shall apply to all acts or omissions of Suppliers whether negligent or otherwise which would, but for this section, give rise to a cause of action in contract.

          8.3.6 Supplier does not assume any liability in connection with a breach by Client of the foregoing obligation or for acts or omissions of Client which occasion direct, indirect, incidental or consequential damages to Suppliers communication system or to other third parties and Client shall indemnify and hold harmless Supplier for any and all such breaches, act or omissions.

9. GENERAL

     9.1 This agreement forms the entire agreement between the parties concerning the subject matter hereof and supersedes all prior written and oral agreements between the parties. Any modification of this agreement, other than the modifications imposed by any government or regulatory authority, shall not be valid unless reduced to writing and agreed to by all parties.

     9.2 All rights remedies hereunder are cumulative and not alternative an in particular Supplier shall be entitled to pursue all of its respective rights hereunder and a law either consecutively or concurrently and no rights or interests shall be extinguished or merged by the taking of judgement for all monies which are or may become due owing pursuant to this agreement or pursuant to any extension of subsequent agreement made between Supplier and Client.

     9.3 Client shall pay in addition to the fees specified herein, all taxes, assessments and government charges including but not limited to Social Service Tax, Excise taxes, Good and Services Tax and any other applicable tax now or hereafter imposed under the authority of federal, provincial or municipal; taxing jurisdiction, except taxes on the income of Supplier.

     9.4 Notwithstanding any other terms of this agreement, neither party shall be liable for any delay, interruption, or fault in the performance of its obligations hereunder if caused by acts of God, war declared or undeclared, fire, flood, storm, slide, earthquake, power failure, inability to obtain equipment, supplies or other facilities not caused by failure to pay the then prevailing prices, labor disputes or any similar event beyond the control of the party affected which may prevent or delay such performance. If any such act or event occurs or is likely to occur, the party affected shall promptly notify the other party, giving particulars of the event.

     9.5 These parties hereto represent that they have full authority to enter into the agreement and that no further act or approval is required to make this agreement binding upon the respective parties should any portion of this agreement for any reason be held to be void in law, this agreement should be construed, so far as is possible, as if such portion had never been contained herein.

     9.6 Any notice, payment or other communication required or permitted to be given or served pursuant to this agreement shall be in writing and shall be delivered personally or forwarded by first class mail to the party concerned at the address first set out above and such notice will be deemed to be received on the day of delivery, if delivery personally, or three days after posting if mailed.

     9.7 This agreement shall be construed and the powers and provisions herein contained shall be administered, exercised and given effect to according to the laws of the Province of British Columbia.

     9.8 The parties will not reveal divulge or make known the terms and conditions of this agreement or any document or agreement now or hereafter execute in connection herewith, other than disclosure that is required by law or agreed to by the other party.

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

                                   EXHIBIT 1

                          SERVICE SUBSCRIPTION PRICING

           TOTAL USAGE                             CHARGE

        <2   Gigabytes/Month                       $200.00
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        <5   Gigabytes/Month                       $300.00
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        <10  Gigabytes/Month                       $400.00
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        <20  Gigabytes/Month                       $550.00
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        <30  Gigabytes/Month                       $700.00
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        <40  Gigabytes/Month                       $850.00
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        <60  Gigabytes/Month                     $1,000.00
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        <80  Gigabytes/Month                     $1,150.00
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        <100 Gigabytes/Month                     $1,300.00
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        <140 Gigabytes/Month                     $1,500.00
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        <180 Gigabytes/Month                     $1,700.00
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        <220 Gigabytes/Month                     $1,855.00
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        <260 Gigabytes/Month                     $2,030.00
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        <300 Gigabytes/Month                     $2,205.00
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        <340 Gigabytes/Month                     $2,380.00
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        <380 Gigabytes/Month                     $2,555.00
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        <420 Gigabytes/Month                     $2,730.00
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        <460 Gigabytes/Month                     $2,905.00
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        <500 Gigabytes/Month                     $3,080.00
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        <540 Gigabytes/Month                     $3,255.00
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        <580 Gigabytes/Month                     $3,430.00
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        <620 Gigabytes/Month                     $3,605.00
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        <660 Gigabytes/Month                     $3,780.00
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        <700 Gigabytes/Month                     $3,995.00
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